Exhibit 99.1

Sterling Consolidated Secures $2.5 million Asset Based Line of Credit

PR Newswire

NEPTUNE, N.J., Dec. 19, 2018

NEPTUNE, N.J., Dec. 19, 2018 /PRNewswire/ -- Sterling Consolidated Corp. (OTC: STCC) (The Company), a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years, and creator of the blockchain based DiMO Token, today shared news regarding its financing activities.

The Company today announced that they have secured a $2.5 million loan with New York City asset-based lender, Access Capital, Inc. ("Access Capital").  The loan calls for capital availability of $2.5 million based on a formulaic review and analysis of the Company's accounts receivable and inventory.  As part of the loan agreement, the Company paid in full its existing mortgage of $1,061,131 and its line of credit of $832,297 currently held by a New York commercial bank.

"This is another crucial next step in our expansion plans," said Company CEO Darren DeRosa.  "In signing this loan agreement, we will not be subject to the restrictive net income covenants of a commercial bank and it frees up additional capital to align with our growth and acquisition plan."

For more information visit: http://investor.sterlingconsolidated.com

About Sterling Consolidated Corp.

Sterling Consolidated Corp., through its wholly-owned subsidiary, Sterling Seal and Supply is a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years as well as an approved supplier to Amazon and Walmart. The Company has 5 locations throughout the USA, and plans to acquire more through its ongoing acquisition strategy. The Company is also the creator of the DiMO, a blockchain based cryptocurrency, that they hope brings an edge to the industry and improves overall profits and efficiencies through the use of smart contracts.

Investor & Media Contact:

Scott Chichester, CFO - schichester@sterlingconsolidated.com

Source:  Sterling Consolidated Corp - http://www.sterlingconsolidated.com

Forward-looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may" "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Legal Disclaimer

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Sterling Consolidated Corp. will not be accepted.  No offer to buy securities in a Regulation A+ offering of Sterling can be accepted and no part of the purchase price can be received until Sterling's offering statement is qualified with the SEC.  Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.  Any indications of interest in Sterling's offering involves no obligation or commitment of any kind.

1 Source https://www.futuremarketinsights.com/reports/gaskets-and-seals-market

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SOURCE Sterling Consolidated Corp.